Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report, dated March 29, 2019, on the financial statements of Oragenics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Mayer Hoffman McCann P.C.
MAYER HOFFMAN MCCANN P.C.
Clearwater, Florida
June 24, 2019